Exhibit 3.1

Delaware The First State Page 1 3319556 8100 Authentication: 203374526 SR# 20232155454 Date: 05-18-23 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “KINGSWOOD ACQUISITION CORP.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 2023, AT 11:04 O`CLOCK A.M.